SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-11(c) or Rule 14a-12

Beverly Hills Bancorp Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed:

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

September 17, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. The Annual Meeting will be held at 10:00 a.m. Pacific Time on Thursday, October 30, 2008, at the law offices of TroyGould PC, 1801 Century Park East, Suite 1600, Los Angeles, California.

We enclose the Notice of the Annual Meeting, Proxy Statement and form of proxy and a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission. At the Annual Meeting you will be asked to elect five directors to serve until the next annual meeting. We will also report to you on our operations, and you will have the opportunity to ask questions about Beverly Hills Bancorp Inc. that may be of general interest to stockholders.

The Proxy Statement contains important information concerning the matters to be voted on at the Annual Meeting. Please study it carefully. Your vote is very important, regardless of how many shares you own. Even if you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed, postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

William D. King

Chairman of the Board

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU

INTEND TO BE PRESENT AT THE ANNUAL MEETING.

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Thursday, October 30, 2008

at the law offices of TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067-2367

TO THE STOCKHOLDERS OF BEVERLY HILLS BANCORP INC.:

The Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. (the “Company”) will be held at 10:00 a.m. on Thursday, October 30, 2008, at the law offices of TroyGould PC, 1801 Century Park East, Suite 1600, Los Angeles, California. The Annual Meeting will be held for the following purposes:

1. To elect a board of five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected; the persons nominated by the Board of Directors (Howard Amster, Larry B. Faigin, Stephen P. Glennon, Kathleen L. Kellogg and William D. King) are described in the accompanying Proxy Statement; and

2. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR THE DIRECTOR NOMINEES NAMED IN ITEM 1.

Only stockholders of record as of the close of business on September 2, 2008 will be entitled to notice of and to vote at the Annual Meeting.

Under the Company’s Bylaws, stockholders may not present nominees for election as directors or other proposals for action at the Annual Meeting unless written notice thereof, containing the information required by the Company’s Bylaws, is delivered to the Secretary of the Company no later than the close of business on September 27, 2008. As of the date of this Proxy Statement, the Company had not received any nominees or proposals from stockholders.

PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. IF YOU LATER FIND THAT YOU CAN BE PRESENT OR DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING AT THE ANNUAL MEETING.

By Order of the Board of Directors,

Carol Schardt

Secretary

September 17, 2008

Calabasas, California

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Thursday, October 30, 2008

at the law offices of TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067-2367

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beverly Hills Bancorp Inc. (the “Company” or “BHBC”) for use at the 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, October 30, 2008, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of 2008 Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors’ proxy that you may use to indicate your vote on the matters to be submitted to the stockholders at the meeting.

The Company has enclosed a copy of its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission, which includes the Company’s financial statements. The Annual Report on Form 10-K is not to be considered part of the soliciting materials.

This Proxy Statement and the accompanying form of Proxy were mailed to stockholders commencing on or about September 17, 2008.

VOTING RIGHTS AND PROXIES

Record Date and Outstanding Shares

Only stockholders of record at the close of business on September 2, 2008 will be entitled to notice of and to vote at the Annual Meeting. On September 2, 2008, the Company had 18,787,094 shares of common stock outstanding and approximately 83 stockholders of record (including brokers holding the Company’s stock in street name for others). The common stock is the only outstanding class of capital stock of the Company.

Quorum and Voting

A majority of all outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Each share of common stock is entitled to one vote in the matter to be considered at the Annual Meeting. In the election of directors, the five persons receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are counted for the purpose of determining whether or not a quorum exists, but are not counted in the election of directors.

Proxies

Shares of common stock represented by proxies properly executed and received by the Company in time to be voted at the Annual Meeting, or any adjournment or postponement thereof, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such shares will be voted “FOR” each of the five nominees named in this Proxy Statement. All proxies voted “FOR” each of the five nominees for director, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted “FOR” a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

The Board is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by (i) submitting a new proxy card with a later date, (ii) delivering written notice to the Secretary of the Company before October 30, 2008, stating that you are revoking your proxy, or (iii) attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not, in itself, constitute the revocation of your proxy.

Shares held in Street Name

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

The Company encourages you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

If you hold your shares in street name, you must request a legal proxy from your brokerage firm in order to vote at the Annual Meeting if you attend in person. Otherwise, the Company cannot count your votes.

Costs of Solicitation

Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of the Company and its subsidiaries on a part-time basis and for no additional compensation. The Company will pay the entire cost of soliciting proxies under this Proxy Statement and will reimburse banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of the common stock held of record by such persons.

Any written revocation of your Proxy or other related communications in connection with this Proxy Statement, and requests for additional copies of this Proxy Statement or the form of Proxy, should be addressed to Carol Schardt, Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302. If you have any questions or need further assistance in voting your shares, please call Ms. Schardt at (818) 223-8084.

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy)

In accordance with the Bylaws of the Company, the Company’s directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting and until their successors are duly elected. The Bylaws provide that the Board Directors shall consist of no fewer than five and no more than nine directors as determined from time to time by the Board of Directors. The authorized number of directors is presently six, but has been changed to five effective with this Annual Meeting.

The Board of Directors has nominated the following five persons to serve until the next Annual Meeting and their successors are duly elected:

Howard Amster

Larry B. Faigin

Stephen P. Glennon

Kathleen L. Kellogg

William D. King

Each of the nominees has indicated that he or she is willing and able to serve as a director. Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted in favor of the five nominees listed above.

All of the nominees also serve as directors of First Bank of Beverly Hills (“FBBH” or the “Bank”), the Company’s bank subsidiary.

Information Regarding the Nominees for Directors

The following table sets forth certain information regarding the nominees for director.

Name	Age as of August 31, 2008	Year First Elected or Appointed Director	Principal Occupation
William D. King	66	2004

Mr. King has been Chairman of the Board of Directors since March

2008. He currently serves and has served on the Board of Directors of FBBH since April 2001 and has been Chairman of the Board of

Directors of FBBH since October 2002. Mr. King is a retired

executive.

Howard Amster	60	2001

Mr. Amster is a professional real estate operator and also is a principal of Ramat Securities Ltd., a Cleveland-based investment firm. Mr. Amster also is a director of Geauga Savings Bank,

Horizon Group Properties, Inc., and Astrex Inc.

Larry B. Faigin	65	1999

Mr. Faigin is the Chief Executive Officer of the Company, a position he has held since August 2005. Mr. Faigin was Chairman of the

Board of Directors from September 1999 to March 2008. In

addition, Mr. Faigin has been Chief Executive Officer and President of FBBH since June 2006. Previously, from December 2005 to June

2006, Mr. Faigin was the Bank’s Executive Vice President of

Development. From 2003 to 2005, Mr. Faigin was President and

Chief Executive Officer of China Housing Partners, LLC, a

residential developer in China. Previously, he was President and

Chief Executive Officer of GreenPark Remediation, LLC, a

company that specializes in acquiring environmentally impacted land and remediating and improving the property for further development.

Stephen P. Glennon	64	1999

Mr. Glennon, an independent investor, serves as a director or partner of several privately owned entities in the financial services and real estate sectors. Mr. Glennon served as Chief Executive Officer of the

Company from September 1999 through May 2004 and as the

Company`s Chief Financial Officer from April 2003 through May

2004.

Kathleen L. Kellogg	55	2005	Ms. Kellogg has been President of her own independent consulting company since 2000. Ms. Kellogg also is a director of First General Bank, and is a Trustee of the San Marino Schools Foundation.

There are no family relationships between any director or executive officer and any other director or executive officer of the Company. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

NOMINEES LISTED ABOVE AS DIRECTORS.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board and Board Committee Meetings

The Board of Directors met 12 times in 2007. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings of the committees on which he or she served during the period he or she was a director. As of the date of this Proxy Statement, four of our directors, Messrs. Amster, Glennon and King, and Ms. Kellogg, were independent within the listing standards of the Nasdaq Stock Market. Robert H. Kanner, who served as a director in 2007 and through his resignation in June 2008, was also independent under the listing standards of the Nasdaq Stock Market. John J. Lannan, who was not nominated for re-election to the Board, was also an independent director in 2007.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee. The Audit Committee’s function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company’s financial statements, internal accounting controls and regulatory examinations and to monitor the Company’s compliance with laws, regulations and corporate policy. The Audit Committee’s duties are set forth in the Audit Committee Charter adopted by the Board of Directors. The charter of the Audit Committee is available through the Company’s website at www.bhbc.com by clicking on Governance Documents.

The Audit Committee currently consists of directors King (chair), Glennon and Kellogg. In 2007, the Audit Committee consisted of directors King (chair), Kanner and Kellogg. All of the Audit Committee members are non-employee directors who are independent within the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. King is a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met nine times during 2007.

Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors for compensation to executive officers of the Company, including salaries, bonuses, programs and benefits; and has supervisory control over the administration of the Company’s 1999 and 2002 Equity Participation Plans and other compensation plans and benefit programs. All actions of the Compensation Committee pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee’s process for determining compensation is discussed in greater detail later in this proxy statement under “Compensation Discussion and Analysis.” The charter of the Compensation Committee is available through the Company’s website at www.bhbc.com by clicking on Governance Documents.

In 2007, the Compensation Committee consisted of directors Amster and Kellogg and former director Kanner. Ms. Kellogg was the chair of the Compensation Committee during 2007 until succeeded by Mr. Kanner in October 2007. The Compensation Committee currently consists of directors Amster (chair) and Kellogg. None of the members of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries, and all of the current Compensation Committee members are non-employee directors who are independent within the listing standards of the Nasdaq Stock Market. The Compensation Committee met five times during 2007.

Nominating Committee. The Nominating Committee’s function is to identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company. In identifying and evaluating candidates for director, the Nominating Committee considers a number of criteria, including, but not limited to, the candidate’s professional experience, knowledge of the Company’s business, and involvement in community and civic affairs. In searching for qualified director candidates for the Board, the Nominating Committee solicits current Directors for names of potentially qualified candidates. Additionally, the Committee may request that Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the needs of the Board, and conduct an investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee does not believe there are any specific minimum qualifications that a potential candidate must meet or any specific qualities or skills that a potential candidate must possess, but evaluates potential candidates on an individual basis. The Nominating Committee’s policy is to determine the slate of director nominees from within, and not to consider director candidates recommended by stockholders. The charter of the Nominating Committee is available through the Company’s website at www.bhbc.com by clicking on Governance Documents.

The Nominating Committee’s charter provides that the Nominating Committee shall consist of all of the then current independent directors of the Board of Directors, as “independent director” is defined under of the Nasdaq Stock Market’s listing standards. The Nominating Committee for 2007 consisted of directors Amster, Glennon, Kanner, Kellogg, King and Lannan, and currently consists of all of those individuals other than Mr. Kanner, who resigned in June 2008. The Nominating Committee met once during 2007 in conjunction with a meeting of the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee in 2007 is or was an officer or employee of the Company or any of its subsidiaries, and during 2007 there existed no interlocking relationship between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee of the type required to be disclosed under Section 404 of Regulation S-K of the Securities and Exchange Commission.

Shareholder Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed. The Secretary has the authority to discard the communication where deemed appropriate.

Director Attendance at Annual Meetings

The Company does not have a policy regarding Board member attendance at Annual Meetings of Stockholders but holds regular Board of Directors meetings immediately following the Company’s Annual Meetings. All members of the Board of Directors attended the 2007 Annual Meeting of Stockholders.

Compensation of Directors

In 2007, all of the members of our Board of Directors also served as directors of the Bank. Officers and employees of BHBC and the Bank who also serve as directors do not receive any retainer or additional fees for serving as a director. For 2007, directors Kellogg, King and Lannan received a yearly stipend of $60,000, and directors Amster, Glennon and Kanner accepted a reduced yearly stipend of $30,000.

The chair of the Audit Committee receives an additional yearly stipend of $30,000, and the chair of the Compensation Committee receives an additional yearly stipend of $5,000. The Chairman of the Board of the Bank receives an additional yearly stipend of $30,000. The chairs of the Bank’s Asset and Liability Committee and Internal Asset Review Committee receive additional yearly stipends of $10,000. The yearly stipend for a chairperson is prorated when the chairperson is changed during the year.

The following table sets forth the compensation of the Company’s non-employee directors for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Howard Amster	$30,000	$—	(2)	$30,000
Stephen P. Glennon	40,000	—	(3)	40,000
Robert H. Kanner	30,417	—	(4)	30,417
Kathleen L. Kellogg	74,167	—	(5)	74,167
William D. King	120,000	—	(6)	120,000
John J. Lannan	60,000	—	(7)	60,000

(1)	No compensation expense was recorded in 2007 for SARs granted in 2006 as the stock price for the Company’s common stock was below the exercise price of the SARs. The assumptions made in determining the value of the awards are discussed in Note 4 (“Stock-Based Compensation”) of Notes to the Consolidated Financial Statements.
(2)	Mr. Amster had 50,000 options to purchase 50,000 shares and 30,000 SARs outstanding at December 31, 2007.
(3)	Mr. Glennon had 30,000 SARs outstanding at December 31, 2007.
(4)	Mr. Kanner had 23,334 options to purchase 23,334 shares and 30,000 SARs outstanding at December 31, 2007.
(5)	Ms. Kellogg had 30,000 SARs outstanding at December 31, 2007.
(6)	Mr. King had 30,000 SARs outstanding at December 31, 2007.
(7)	Mr. Lannan had 30,000 SARs outstanding at December 31, 2007.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the current executive officers of the Company and the Bank:

Name	Age	Position With Company and Bank	Position Since
Larry B. Faigin(1)	65	Chief Executive Officer of BHBC	2005
		Chief Executive Officer and President of FBBH	2006
Craig W. Kolasinski	45	Executive Vice President and Chief Lending Officer, FBBH	2008
Bryce W. Miller	46	Executive Vice President and Chief Administrative Officer, FBBH	2007
Takeo K. Sasaki	39	Chief Financial Officer of BHBC	2005
		Executive Vice President and Chief Financial Officer, FBBH	2007
Annette J. Vecchio	57	Executive Vice President and Chief Credit Officer, FBBH	2006

(1)	See “Election of Directors” for Mr. Faigin’s biographical information.

Craig W. Kolasinski has been Executive Vice President and Chief Lending Officer of FBBH since January 2008. He served as Executive Vice President of Business Development of FBBH from November 2006 to January 2008. Previously, from April 2006 to November 2006, he was Executive Vice President and Chief Lending Officer and also held that position from October 2001 to February 2005. From February 2005 to April 2006, he served as Executive Vice President and Chief Credit Officer. Prior to joining FBBH, Mr. Kolasinski was a loan originator with Centennial Bank in Fountain Valley, California from January 2000 through October 2001.

Bryce W. Miller has been Executive Vice President and Chief Administrative Officer of FBBH since January 2007. Previously, he served as Senior Vice President, Technology and Compliance (February 2003 to January 2007) and Vice President and Information Services Manager (July 2001 through February 2003) and Vice President and Controller (June 2000 through June 2001).

Takeo K. Sasaki has been Executive Vice President and Chief Financial Officer of the Company and FBBH since January 2007. Previously, he served as Chief Financial Officer of the Company from February 2005 to January 2007 and Senior Vice President and Chief Financial Officer of the Bank from February 2003 to January 2007. Prior to those appointments, Mr. Sasaki was the Bank’s Vice President and Controller from July 2001 to February 2003. Prior to joining the Bank, Mr. Sasaki was First Vice President and Controller for Prime Bank in Los Angeles, California from January 1998 to March 2001.

Annette J. Vecchio has been Executive Vice President and Chief Credit Officer of FBBH since April 2006. Previously, from March 2002 to April 2006, she served as the Bank’s Senior Vice President and Portfolio Manager. Prior to that appointment, she was the Bank’s Vice President and Portfolio Manager from 1986 to March 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by the Company for services rendered during the years ended December 31, 2007, 2006 and 2005 to (i) the principal executive officer, (ii) the principal financial officer and (iii) each of the three other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2007 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total Compensation ($)
Larry B. Faigin	2007	$285,000		$135,000	$284,892	$—	$26,916	(2)	$731,808
Chief Executive Officer	2006	$275,000		$—	$225,780	$430,406	$26,308		$957,494
	2005	$91,667	(3)	$—	$—	$—	$—		$91,667

Takeo K. Sasaki	2007	$181,481		$55,000	$—	$—	$11,267	(4)	$247,748
Executive Vice President and	2006	$150,000		$95,000	$438	$—	$10,618		$256,056
Chief Financial Officer	2005	$146,667		$82,000	$—	$—	$11,151		$239,818

Craig W. Kolasinski	2007	$185,000		$—	$—	$300,000	$6,888	(4)	$491,888
Executive Vice President of	2006	$185,000		$—	$2,189	$—	$7,579		$194,768
Business Development, FBBH	2005	$185,000		$160,000	$—	$—	$11,383		$356,383

Annette J. Vecchio	2007	$225,000		$40,000	$—	$—	$11,316	(4)	$276,316
Executive Vice President and	2006	$193,750		$85,000	$2,573	$—	$10,440		$291,763
Chief Credit Officer, FBBH	2005	$135,000		$82,000	$—	$—	$6,546		$223,546

Eric C. Rosa	2007	$250,000		$—	$416	$—	$21,875	(5)	$272,291
Executive Vice President and	2006	$34,135	(6)	$150,000	$—	$—	$—		$184,135
Chief Lending Officer, FBBH

(1)	The amounts in this column represent the 2007 compensation cost of options and SARs granted in 2007 and prior years as determined in accordance with Statement of Financial Accounting Standards No. 123R. The assumptions made in determining the value of the option awards are discussed in Note 4 (“Stock-Based Compensation”) of Notes to the Consolidated Financial Statements.
(2)	Amount includes Company matching contributions to 401(k) plan of $14,916 and an automobile allowance of $12,000.
(3)	Mr. Faigin was appointed Chief Executive Officer in August 2005.
(4)	Amount represents Company matching contributions to 401(k) plan.
(5)	Amount includes Company matching contributions to 401(k) plan of $9,875 and an automobile allowance of $12,000.
(6)	Mr. Rosa was named Chief Lending Officer in November 2006. Mr. Rosa’s employment terminated in January 2008.

Grants of Plan-Based Awards

The following table provides information concerning option awards granted by the Company during the year ended December 31, 2007 to the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated possible payouts under Non-Equity Incentive Plan Awards		Number of Securities Underlying SARs (#)	Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of SAR Awards ($)
		Threshold ($)	Maximum ($)
Larry B. Faigin
SAR	6/28/2007			400,000	$7.86	$206,556
2007 Incentive Compensation Plan	6/28/2007	$150,000	$500,000
Stay Bonus	6/28/2007	$427,500	$427,500
Eric C. Rosa
SAR	1/25/2007			30,000	$7.80	$18,258

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Mr. Faigin’s employment agreement provided for a base salary of $285,000 for the year 2007. In July 2007 the Company and Mr. Faigin amended his employment agreement. The amendment provides that Mr. Faigin will be entitled to receive a stay bonus equal to 150% of his base salary if he is an employee either 60 days after a change in control or on December 31, 2008. He is also entitled to this payment if the Company terminates his employment without cause or he terminates his employment for “Good Reason” (as defined in the agreement, which includes a change in control of the Company), prior to December 31, 2008. Mr. Faigin’s employment agreement provides that each year he and the Company will negotiate in good faith to establish an incentive compensation plan for him. Mr. Faigin’s plan for 2007 provided that he would receive a bonus ranging from $150,000 to $500,000 based on the Company’s consolidated earnings excluding extraordinary or unusual events, satisfactory ratings from regulatory examinations and internal audits and absence of regulatory restrictions on dividends. The earnings condition did not include quantitative target levels, and no weights or amounts were assigned to any component of the bonus. In March 2008 the Board determined that Mr. Faigin would not receive any bonus for 2007. Subsequently, at the request of Mr. Faigin, the Compensation Committee and Board reconsidered this decision. Based on a recommendation of the Compensation Committee, in July 2008, the Board approved a $135,000 bonus for Mr. Faigin for 2007 under his Employment Agreement. The principal factors affecting this decision were the successful resolution in 2008 of two problem loans for which significant loan loss reserves had been established in 2007, Mr. Faigin’s overall compensation and the level of bonuses paid to other executive officers.

Mr. Faigin’s SARs are exercisable at $7.86 per share and payable in cash only. They were vested upon issuance and expire on September 27, 2008.

Mr. Rosa’s SARs are exercisable at $7.80 per share and payable in cash only. His SARs vest in three equal annual installments of 10,000 shares beginning January 25, 2008, and expire on January 25, 2012. Mr. Rosa’s SARs terminated as a result of termination of his employment in January 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by the Named Executive Officers at December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options/SARs (#)			Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Larry B. Faigin	200,000	400,000	(1)	$10.50	1/3/2016
	400,000	—		7.86	9/27/2008
Annette J. Vecchio	12,000	24,000	(2)	8.23	9/28/2011
Eric C. Rosa	—	30,000	(3)	7.80	1/25/2012

(1)	Mr. Faigin’s options vest in quarterly installments of 50,000 and vest in full on October 1, 2008.
(2)	Ms. Vecchio’s SARs vest in annual installments of 12,000 and vest in full on September 28, 2009.
(3)	Mr. Rosa’s SARs vest in annual installments of 10,000 and vest in full on January 25, 2012.

Option Exercises

The following table presents for each Named Executive Officer who exercised a stock option in 2007 the number of shares acquired upon such exercise and the value received (the number of shares acquired multiplied by the difference between the market price of the common stock on the date of exercise and the exercise price).

OPTION EXERCISES

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Takeo K. Sasaki	5,928	$27,205
Craig W. Kolasinski	60,000	285,450

Potential Payments Upon Termination or Change in Control

Mr. Faigin’s employment agreement provides that if the Company terminates his employment without cause or Mr. Faigin resigns for “Good Reason” (as defined in the agreement, which includes a change in control of the Company), he would be entitled to receive: (i) a continuation of his base salary and benefits as provided for in his employment agreement for two years following termination provided that Mr. Faigin does not participate in a business that competes with the Company or employ, or solicit for employment, persons who were employees of the Company at the date his employment terminated; and (ii) if termination occurs prior to December 31, 2008, a lump sum payment equal to 150% of his base salary. In addition, in the event Mr. Faigin is terminated without cause or there is a change in control of the Company, all of his unexercised stock options would immediately vest and become exercisable.

The Company has change in control agreements with Ms. Vecchio and Mr. Sasaki and had a change in control agreement with Mr. Rosa that terminated upon termination of his employment in January 2008. These change in control agreements provide that, in the event of a change in control of the Company or Bank, the executive officer would be entitled to receive a severance payment if at any time following the execution of a definitive agreement for a change in control and one year after a change in control either of the following occurs: (i) the executive’s employment is involuntarily terminated by the Company or the Bank for any reason other than cause or death or disability or (ii) the executive officer terminates his or her employment for “good reason,” as defined in the change in control agreement. The amount of the severance payment for each executive is a multiple of his or her base salary less any stay bonus received by the executive. The multiple is three for Ms. Vecchio and two and one-half for Mr. Sasaki.

The Company has stay bonus agreements with Ms. Vecchio and Mr. Sasaki and had a stay bonus agreement with Mr. Rosa. Each stay bonus agreement provides that the executive officer will be entitled to receive a stay bonus payment if: (i) the executive officer is an employee either 60 days after a change in control (as defined in the agreement) or on December 31, 2008; or (ii) prior to December 31, 2008, the Company terminates the executive officer’s employment without cause or the executive officer resigns for “good reason” (as defined in the stay bonus agreement). The amount of the stay bonus for Ms. Vecchio is the amount equal to her annual base salary, and the amount of the stay bonus for Mr. Sasaki is the amount equal to 150% of his base salary. Mr. Rosa received his stay bonus of one year’s base salary upon termination of his employment in January 2008.

The Company also has a change in control agreement with Mr. Kolasinski. This agreement was amended in February 2008 to be in the form of the change in control agreement provided to the other executive officers in 2007. The amount of the severance payment for Mr. Kolasinski is his annual base salary.

The following table summarizes the potential payments to the Named Executive Officers upon their termination, assuming such termination occurred on December 31, 2007 and such termination did not follow a change in control (see table following this table for the potential payments upon termination following a change in control).

TERMINATION PAYMENTS AND BENEFITS

Name	Termination Payments ($)		Health Benefits ($)	Unexercised Options/ SARs ($)(1)	Total ($)
Larry B. Faigin
By Company for “Cause”	—		N/A	—	—
By Company without “Cause”	1,017,500	(2)	6,345	—	1,023,845
Resignation	—		N/A	—	—
Resignation for “Good Reason”	1,017,500	(2)	6,345	—	1,023,845
Takeo K. Sasaki
By Company for “Cause”	—		N/A	N/A	—
By Company without “Cause”	300,000	(2)	N/A	N/A	300,000
Resignation	—		N/A	N/A	—
Resignation for “Good Reason”	300,000	(3)	N/A	N/A	300,000
Annette J. Vecchio
By Company for “Cause”	—		N/A	—	—
By Company without “Cause”	225,000	(3)	N/A	—	225,000
Resignation	—		N/A	—	—
Resignation for “Good Reason”	225,000	(3)	N/A	—	225,000
Eric C. Rosa(4)
By Company for “Cause”	—		N/A	—	—
By Company without “Cause”	250,000	(3)	N/A	—	250,000
Resignation	—		N/A	—	—
Resignation for “Good Reason”	250,000	(3)	N/A	—	250,000
Craig W. Kolasinski
By Company for “Cause”	—		N/A	N/A	—
By Company without “Cause”	150,000	(3)	N/A	N/A	150,000
Resignation	—		N/A	N/A	—
Resignation for “Good Reason”	150,000	(3)	N/A	N/A	150,000
Death	150,000	(3)	N/A	N/A	150,000
Disability	150,000	(3)	N/A	N/A	150,000

(1)	No values for unexercised options or SARs are provided as the Company’s closing stock price of $5.14 as of December 31, 2007 was below the exercise prices.
(2)	Amount represents two years’ salary continuation totaling $590,000 and payment of $427,500 pursuant to stay bonus agreement.
(3)	Represents payment pursuant to stay bonus agreement.
(4)	Employment terminated in January 2008, whereupon Mr. Rosa received his stay bonus payment.

No Named Executive Officer is entitled to any payment based solely upon the occurrence of a change in control. The following table sets forth the amount of payments that would be due the Named Executive Officers upon specified conditions following a change in control assuming a change in control had occurred on December 31, 2007. Amounts opposite “Termination of Employment” are based on termination of employment by the Company without cause or termination of employment by the executive officer for “good reason” within one year following the change in control.

PAYMENTS AND BENEFITS FOLLOWING A CHANGE IN CONTROL

Name	Termination Payments ($)(1)(2)		Health Benefits ($)	Unexercised Options / SARs ($)(3)	Total ($)
Larry B. Faigin
Stay bonus	427,500	(4)	N/A	—	427,500
Termination of Employment(5)	1,017,500	(6)	6,345	—	1,023,845
Takeo K. Sasaki
Stay bonus	300,000	(4)	N/A	N/A	300,000
Termination of Employment	500,000		N/A	N/A	500,000
Annette J. Vecchio
Stay bonus	225,000	(4)	N/A	—	225,000
Termination of Employment	675,000		N/A	—	675,000
Eric C. Rosa(7)
Stay bonus	250,000	(4)	N/A	—	250,000
Termination of Employment	750,000		N/A	—	750,000
Craig W. Kolasinski
Stay bonus	150,000	(4)	N/A	N/A	150,000
Termination of Employment	335,000		N/A	N/A	335,000
Death	150,000		N/A	N/A	150,000
Disability	150,000		N/A	N/A	150,000

(1)	Unless otherwise noted all payments are lump sum payments.
(2)	All payments based on Termination of Employment would be reduced by the stay bonus payment if such payment had been made.
(3)	No values for unexercised options or SARs are provided as the Company’s closing stock price of $5.14 as of December 31, 2007 was below the exercise prices.
(4)	Payable only if executive is employed on the 60th day following the change in control.
(5)	For Mr. Faigin only, “good reason” includes the occurrence of a change in control.
(6)	Amount represents two years’ salary continuation totaling $590,000 and stay bonus amount of $427,500.
(7)	Employment terminated in January 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation program is designed to attract, retain, and motivate highly competent executives and to focus the interests of the executives on objectives that enhance stockholder value. The Company seeks to attain these goals by structuring the executives’ compensation so that a portion of each executive’s pay is a function of that executive’s performance for the year, and a portion is tied to the overall profitability of the Company.

Process

The Company’s Board of Directors has overall responsibility for the Company’s compensation policies and procedures. The Board of Directors has delegated to its Compensation Committee the responsibility to review and recommend all employment contracts and compensation arrangements, including salaries, bonuses, programs and benefits, for executive officers. All actions of the Compensation Committee pertaining to executive compensation must be submitted to the Board of Directors for approval.

The Chief Executive Officer generally makes recommendations to the Compensation Committee and participates in discussions with the Compensation Committee regarding the form and amount of compensation for executive officers other than himself. He may also discuss with the Compensation Committee his expectations for his own compensation. The Chief Executive Officer does not participate in Board or Compensation Committee deliberations regarding his own compensation and abstains from voting on any matters regarding his own compensation.

Elements of Executive Compensation

The principal elements of the Company’s executive compensation program are base salary, performance bonuses, stock-based compensation, long-term incentives and other benefits. The Company does not utilize a specific formula to determine the allocation of each element of compensation for its executives. However, the Company does attempt to provide each executive with a number of incentives to improve individual performance as it relates to the objectives of the Company. Consequently, the executive officers’ total compensation is typically weighted heavily toward bonuses and incentive compensation.

Base Salary. Base salaries for the Company’s executives are intended to reflect the scope of each executive’s responsibilities, the success of the Company, and contributions of each executive toward the Company’s attainment of its objectives. In setting the base salary for an executive officer, the Board and Compensation Committee may consider some or all of the following factors: the executive officer’s current base salary, the base salaries of the Company’s other executive officers, base salaries of executive officers of other financial institutions, the scope of the executive officer’s duties and responsibilities (and changes in the scope of such responsibilities), and the executive officer’s performance.

Performance Bonuses. The Company historically considers performance bonuses for its executive officers on an annual basis. Factors that affect the amount of the bonus for any executive officer may include some or all of the following: the individual officer’s performance generally; the individual executive officer’s achievement of specific goals; the financial performance of the Company; and the executive officer’s overall compensation. The Company does not have a policy addressing whether the executives’ bonuses would be adjusted in the event the Company’s financial statements are later restated.

Stock-Based Compensation. The Company from time to time grants stock-based compensation, such as stock options and stock appreciation rights (“SARs”), to its executive officers. These forms of compensation are intended to provide further incentive for the executive officers to contribute towards meeting the Company’s goals by (i) aligning part of the executives’ compensation with the overall performance of the Company and (ii) encouraging the executives to remain with the Company at least through the vesting period of the award (typically three to five years).

The Company has two stock plans, the 1999 Equity Participation Plan (the “1999 Plan”) and the 2002 Equity Participation Plan (the “2002 Plan”). Both the 1999 Plan and the 2002 Plan were approved by the stockholders of the Company. Under these plans, the Company may grant stock options and other forms of stock-based compensation. The exercise prices of awards granted under these plans may not be less than the fair value of the underlying shares on the date of grant.

In the past two years, the Company has also granted SARs outside these plans. These SARs are payable in cash only.

Long-Term Incentives. The Company has from time to time entered agreements with its executive officers to induce them to remain with the Company and to provide them with protection in the event of adverse changes in their employment conditions.

Other Benefits. Executive officers may participate in various employee benefits offered to employees generally, including medical, dental and vision insurance coverage and the Company’s matching contributions to its 401(k) plan. The Company may also from time to time provide other benefits to specific executive officers, such as use of a Company automobile or an automobile allowance.

Employment Agreements

Larry B. Faigin. Mr. Faigin is employed pursuant to an Employment Agreement dated March 7, 2006. Under the Employment Agreement, Mr. Faigin is entitled to a base salary of $275,000 for 2006, $285,000 for 2007, $295,000 for 2008, and an amount to be agreed upon each year thereafter, but in no event less than his base salary in the prior year. The base salaries for Mr. Faigin were set at levels the Compensation Committee believed were approximately the average of base salaries of chief executive officers of similar-sized banks in Southern California at the time the parties entered into the Employment Agreement. The Employment Agreement contemplates that each year the Company and Mr. Faigin will negotiate in good faith to establish an incentive compensation plan for him for the year. The Company may terminate Mr. Faigin’s employment at any time with or without cause. If the Company terminates Mr. Faigin’s employment without cause, or Mr. Faigin terminates his employment under circumstances constituting “good reason,” Mr. Faigin will be entitled to a continuation of base salary and benefits until the later to occur of two years from the date of termination or December 31, 2008. “Good reason” includes, among other things, a change in control of the Company, the failure of the Board of Directors to nominate Mr. Faigin as a director, or the appointment of any officer senior to Mr. Faigin. Mr. Faigin may terminate his employment at any time upon 60 days’ written notice.

In July 2007, the Company and Mr. Faigin amended the Employment Agreement. The amendment provides that Mr. Faigin will be entitled to receive a stay bonus equal to 150% of his base salary if he is an employee either 60 days after a change in control or on December 31, 2008. He is also entitled to this payment if the Company terminates his employment without cause or he terminates his employment for “good reason” prior to December 31, 2008. The Board approved this amendment because in June 2007 the Company had engaged an investment banking firm as its financial advisor to assist the Company in reviewing its strategic alternatives, including whether a sale of the Company would be in the best interests of the stockholders. The Board approved similar arrangements with the other executive officers at this time. The Board determined that these arrangements were advisable and in the best interests of the Company and its stockholders as they would motivate Mr. Faigin and the other executive officers to remain with the Company notwithstanding the uncertainty about their future employment should the Company become involved in negotiations for a sale of the Company.

Eric Rosa. Mr. Rosa was employed pursuant to an Employment Agreement dated October 31, 2006. Mr. Rosa’s Employment Agreement provided for a base salary of $250,000 per year, a signing bonus of $150,000, 30,000 SARS payable in cash, and discretionary performance bonuses. Mr. Rosa was entitled to severance equal to continuation of his base salary through December 31, 2008 if prior to that date the Company terminated his employment without cause or he terminated his employment for “good reason.” Mr. Rosa’s employment terminated in January 2008, and he did not receive any severance under his Employment Agreement in connection with such termination.

2007 Compensation

The following discusses the compensation paid or awarded for 2007 to the Chief Executive Officer, the Chief Financial Officer and each other Named Executive Officer.

Base Salary. In fiscal 2007, the Compensation Committee utilized the California Department of Financial Institution’s Annual Executive Officer & Director Compensation Survey to assist in determining whether to adjust base salaries. In general, the Compensation Committee sets base salaries within the peer group average for comparable positions.

The base salaries for Mr. Faigin and Mr. Rosa were determined pursuant to their respective Employment Agreements.

Ms. Vecchio’s base salary was increased in May 2006 in connection with her promotion to Chief Credit Officer, and her base salary did not change in 2007 because the Board believed her base salary was appropriate.

Mr. Kolasinski’s base salary was not increased due to his stay bonus agreement pursuant to which he would receive stay bonuses if he remained in employment with the Company through January 1, 2008.

Mr. Sasaki’s base salary was increased from $150,000 to $200,000 to reflect additional responsibilities in 2007 and to bring his base salary to a level more comparable to other executive officers of the Company and peer averages for chief financial officers of similar-sized banks.

Performance Bonuses. Mr. Faigin’s Employment Agreement provides that each year he and the Company will negotiate in good faith to establish an incentive compensation plan for him. Mr. Faigin’s plan for 2007 provided that he would receive a bonus ranging from $150,000 to $500,000 based on the Company’s consolidated earnings excluding extraordinary or unusual events, satisfactory ratings from regulatory examinations and internal audits and absence of regulatory restrictions on dividends. The earnings condition did not include quantitative target levels, and no weights or amounts were assigned to any component of the bonus. In March 2008 the Board determined that Mr. Faigin would not receive any bonus for 2007. Subsequently, at the request of Mr. Faigin, the Compensation Committee and Board reconsidered this decision. Based on a recommendation of the Compensation Committee, in July 2008, the Board approved a $135,000 bonus for Mr. Faigin for 2007 under his Employment Agreement. The principal factors affecting this decision were the successful resolution in 2008 of two problem loans for which significant loan loss reserves had been established in 2007, Mr. Faigin’s overall compensation and the level of bonuses paid to other executive officers.

None of the named executive officers other than Mr. Faigin had specified individual goals upon which their performance bonuses for 2007 were based. Their performance bonuses for 2007 were lower than in prior years because the Company’s results of operations were not as good as in the prior several years and because they (with the exception of Mr. Kolasinski) received stay bonus agreements entitling them to stay bonuses for remaining employed by the Company through December 31, 2008 (see Long-Term Incentives below). Based on these factors, Mr. Sasaki received a bonus of $55,000 for 2007 and Ms. Vecchio received a bonus of $40,000. Mr. Kolasinski did not receive a bonus for 2007 because he received a stay bonus payment of $150,000 in January 2008, and Mr. Rosa did not receive a performance bonus for 2007 as his employment terminated prior to the consideration of bonuses by the Compensation Committee.

Stock-Based Compensation. In January 2007, the Company granted SARs with respect to 30,000 shares to Mr. Rosa as required by his Employment Agreement. The SARs terminated upon termination of Mr. Rosa’s employment in January 2008. The SARs were exercisable at $7.80 per share (the fair market value of the common stock on the date of grant), were payable in cash only, and were to vest in three equal annual installments of 10,000 shares beginning January 25, 2008.

In June 2007, the Company granted SARs with respect to 400,000 shares to Mr. Faigin. The SARs are exercisable at $7.86 per share, are payable in cash only and expire on September 27, 2008. These SARs were granted at the time the Company engaged an investment banking firm as its financial advisor to assist the Company in reviewing its strategic alternatives. The Board granted the SARS in order to provide further incentive for Mr. Faigin to remain with the Company through the consummation of a potential sale. In this regard, the Board considered that his existing stock options have an exercise price of $10.50 per share, and thus Mr. Faigin would be unlikely to realize any financial benefit from the options in the event of a sale of the Company within the next one to two years, given the then current market price of the common stock. For this reason, the Company set an expiration date for the SARs of 15 months from the grant date, instead of a more typical three to five years.

Long-Term Incentives. The Company has entered into various other agreements with its Named Executive Officers to induce them to remain with the Company and to provide them with protection in the event of adverse changes in their employment conditions.

In 2004, the Company entered into a stay bonus agreement with Craig Kolasinski. This agreement provided that Mr. Kolasinski would receive a bonus of $300,000 if he remained as an employee through January 1, 2007 and an additional bonus of $150,000 if he remained as an employee through January 1, 2008. Mr. Kolasinski would receive a prorated portion of these bonuses if his employment terminated prior to these dates due to death, disability, termination by the Company without cause or termination by Mr. Kolasinski for “good reason.” Because Mr. Kolasinski remained employed by the Company through January 1, 2008, he received both stay bonuses.

As discussed above, in June 2007 the Company engaged an investment banking firm as its financial advisor to assist the Company in reviewing its strategic alternatives, including whether a sale of the Company would be in the best interests of the stockholders. Because of this, the Board approved amendments to existing change in control agreements for Messrs. Sasaki and Rosa and Ms. Vecchio and provided stay bonus agreements to these executive officers. In addition, as discussed above, the Company amended Mr. Faigin’s Employment Agreement to provide a stay bonus. The Board effected these changes to encourage these executive officers to remain as employees in this period of uncertainty regarding their future employment.

Each amended change in control agreement provides that, in the event of a change in control of the Company or Bank, the executive officer would be entitled to receive a severance payment if at any time following the execution of a definitive agreement for a change in control and one year after a change in control either of the following occurs: (i) the executive’s employment is involuntarily terminated by the Company or the Bank for any reason other than cause or death or disability or (ii) the executive officer terminates his or her employment for “good reason,” as defined in the change in control agreement. The amount of the severance payment for each executive is a multiple of his or her base salary less any stay bonus received by the executive. The multiple is three for Ms. Vecchio and Mr. Rosa, and two and one-half for Mr. Sasaki. Mr. Rosa’s change in control agreement terminated in January 2008 upon termination of his employment.

Each stay bonus agreement provides that the executive officer will be entitled to receive a stay bonus payment if the executive is an employee either 60 days after a change in control (as defined in the agreement) or on December 31, 2008. The amount of the stay bonus for Mr. Rosa and Ms. Vecchio would be equal to their annual base salary, and the amount of the stay bonus for Mr. Sasaki would be equal to 18 months’ base salary. Mr. Rosa received his stay bonus in connection with the termination of his employment in January 2008.

The Company also has a change in control agreement with Mr. Kolasinski. This agreement was amended in February 2008 to be in the form of the amended change in control agreement provided to the other executive officers in 2007. The amount of the severance payment for Mr. Kolasinski is his annual base salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of September 2, 2008, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. As of September 2, 2008, there were 18,787,094 shares outstanding.

Name, Title and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Wilshire 19, LLC(2)	1,538,800		8.2%
Namco Financial, Inc.(2)
Ezri Namvar(2)
12121 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025
Dimensional Fund Advisors LP	1,507,422	(3)	8.0%
1299 Ocean Avenue
Santa Monica, CA 90401
Robert H. Kanner	1,096,668		5.8%
3830 Kelley Avenue
Cleveland, OH 44114
Directors and executive officers:
Larry B. Faigin	767,550	(4)	4.0%
Howard Amster	1,586,512	(5)	8.4%
23811 Chagrin Boulevard #200
Beachwood, OH 44122
Stephen P. Glennon	549,789		2.9%
Kathleen L. Kellogg	10,000		*
William D. King	51,250		*
John J. Lannan	502,100		2.7%
Takeo K. Sasaki	5,928		*
Annette J. Vecchio	7,040		*
Bryce W. Miller	7,059		*
Craig W. Kolasinski	60,000		*
All directors and executive officers as a group (10 persons)	3,547,228	(6)	18.2%

*	Less than 1%
(1)	Amounts include shares that may be acquired upon exercise of stock options vesting at or within 60 days after September 2, 2008.
(2)	These beneficial owners have shared voting and dispositive power with respect to 1,538,800 shares.
(3)	Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.
(4)	Includes 600,000 shares that may be acquired upon the exercise of options.
(5)	Includes 50,000 shares that may be acquired upon the exercise of options.
(6)	Includes 650,000 shares that may be acquired upon the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors and executive officers, and beneficial owners of more than 10% of the common stock of such company to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the company’s securities. To the knowledge of the Company, no director, officer, or beneficial owner of more than 10% of the Company’s Common Stock failed to timely furnish reports required of such person by Section 16(a) on Forms 3, 4 and 5 during the year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

The Company has written policies and procedures that govern the review and approval of all transactions with affiliates and related persons. These policies cover the following types of transactions:

•	Any loan to a related person;

•	A purchase under a repurchase agreement of securities, other assets or obligations;

•	An advance by means of an overdraft, cash item, or otherwise;

•	Issuance of a standby letter of credit or other similar arrangement;

•

An acquisition by discount, purchase, exchange, or otherwise of any note, draft, bill or exchange, or other evidence of indebtedness upon which a related person may be liable as maker, drawer, endorser, guarantor, or surety;

•

An increase of an existing indebtedness, but not if the additional funds are advanced by the Company for its own protection for accrued interest or taxes, insurance, or other expenses incidental to the existing indebtedness;

•	An advance of unearned salary or other unearned compensation for a period in excess of 30 days; and

•

Any other similar transaction as a result of which a person becomes obligated to pay money to the Company, whether the obligation arises directly or indirectly, or because of an endorsement on an obligation or otherwise.

The Company’s policy is to ensure proper adherence to the provisions and intent of federal banking regulations with respect to transactions with affiliates and related persons. These regulations require, among other things, that an extension of credit (i) be made on substantially the same terms as those prevailing at the time for comparable transactions with other persons who are not related and (ii) must not include more than the normal risk of repayment or present other favorable features.

On an annual basis, the Board of Directors reviews and approves the Company’s policies and procedures with respect to transactions with related persons.

The Company had no transactions with related parties since January 1, 2007 requiring disclosure pursuant to Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Beverly Hills Bancorp Inc. specifically incorporates this Report by reference therein.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2007. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications.” The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent public accountants their independence.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is neither our duty nor our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our consultations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William D. King, Chair

Stephen P. Glennon

Kathleen L. Kellogg

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accounting Firm Fees

The Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), audited the financial statements of the Company for the years ended December 31, 2006 and 2007 and has been engaged to audit the financial statements of the Company for the year ending December 31, 2008. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The aggregate fees billed to the Company for the years ended December 31, 2007 and 2006 by Deloitte & Touche were as follows:

	Year ended December 31,
	2007	2006
	(Dollars in thousands)
Audit fees	$650	$560
Audit-related fees	—	—

Total audit and audit-related fees	650	560
Tax fees(1)	151	153
All other fees	—	—

Total fees	$801	$713

(1)	Includes fees for tax compliance and tax consulting services, including tax planning and tax research. The Audit Committee of the Board of Directors determined that the provision of such services is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policy

The services performed by Deloitte & Touche in 2007 and 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte & Touche may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte & Touche in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and may not commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has delegated its duties to pre-approve auditing services and permitted non-audit services to its chairman. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests an estimate of the maximum fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing an estimate of the maximum fees for a service incorporates appropriate oversight and control of the Company’s relationship with Deloitte & Touche, while permitting the Company to receive immediate assistance from Deloitte & Touche when time is of the essence.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that permits retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;
2.	The aggregate amount of all such services provided under this provision does not exceed 5% of total fees paid to Deloitte & Touche in a given fiscal year;
3.	Such services were not recognized at the time of the engagement to be non-audit services;
4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee prior to the completion of the audit; and
5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Assuming the 2009 Annual Meeting of Stockholders is held within 30 days of October 30, 2009, in order to be eligible for inclusion in the Company’s Proxy Statement and proxy card for the 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than May 20, 2009 (or 120 days before the date the proxy statement for this year’s Annual Meeting is mailed to stockholders). In addition, the Company’s Bylaws provide that for business to be properly brought before an annual meeting by a stockholder, whether or not included in the proxy statement, the stockholder must have given notice not less than 50 days nor more than 75 days prior to the meeting, provided, however, that in the event that less than 65 days notice of the date of the meeting is given to stockholders, notice by the stockholder must be received not later than 10 days after such notice of the date of the annual meeting was mailed. If the 2009 Annual Meeting of Stockholders is held on October 30, 2009, a stockholder proposal will be considered untimely if it is not received by September 9, 2009 (assuming more than 65 days notice of the meeting date was given to stockholders). In any case, in order for such stockholder proposals to be eligible to be brought before the stockholders at the 2009 Annual Meeting of Stockholders, the stockholder submitting such proposals also must comply with the procedures required by the Company’s Bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s Proxy Statement.

If the Company determines to change the date of the 2009 Annual Meeting of Stockholders more than 30 days from October 30, 2009, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2009 Annual Meeting of Stockholders in order to allow stockholders an opportunity to make proposals in accordance with the rules and regulations of the SEC.

HOUSEHOLDING OF INFORMATION

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of information statements, proxy statements and annual reports either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to Carol Schardt, Secretary, at Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302, we will provide a separate copy of information statements, proxy statements and annual reports.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to: Carol Schardt, Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302.

By Order of the Board of Directors

Larry B. Faigin

Chief Executive Officer

Calabasas, California

September 17, 2008

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY OR (2) ADVISING THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON THURSDAY, OCTOBER 30, 2008. PLEASE RETURN YOUR PROXY IN TIME.

BEVERLY HILLS BANCORP INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 30, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Beverly Hills Bancorp Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Larry B. Faigin and William D. King, and each of them singly, proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. to be held on October 30, 2008, at 10:00 a.m. Pacific time, at the law offices of Troy Gould PC, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, and at any postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
BEVERLY HILLS BANCORP INC.
OCTOBER 30, 2008

AMERICAN STOCK TRANSFER C/O BEVERLY HILLS BANCORP INC. 6201 15th AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Beverly Hills Bancorp Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Beverly Hills Bancorp Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BHBAN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEVERLY HILLS BANCORP INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.	☐	☐	☐
Vote on Directors
1 Election of five directors
Nominees:
01) Howard Amster 04) Kathleen L. Kellogg
02) Larry B. Faigin 05) William D. King
03) Stephen P. Glennon

2 To transact such other business as may properly come before the Annual Meeting of Stockholders and at any postponements or adjournments thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date